UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2020

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Withdrawal of Nomination of Director Candidate by D.C. Capital Partners, L.P.

On May 5, 2020, Superior Industries International, Inc., a Delaware corporation (the “Company”), entered into a Nomination Withdrawal Agreement (the “Nomination Withdrawal Agreement”) with D.C. Capital Partners, L.P., a Delaware limited partnership (“D.C. Capital”), that contemplates the appointment of Raynard D. Benvenuti to the Company’s Board of Directors (the “Board”) immediately following the Company’s 2020 Annual Meeting of Stockholders (including any adjournments, postponements, reschedulings, or continuations thereof, the “2020 Annual Meeting”), but no later than July 10, 2020.

Pursuant to the Nomination Withdrawal Agreement and effective as of the Effective Time (as defined below), D.C. Capital agreed to irrevocably withdraw its notice of nomination dated January 24, 2020, as supplemented on February 3, 2020 (collectively, the “Nomination Letter”), notifying the Company as to D.C. Capital’s nomination of Mr. Benvenuti for election to the Board at the 2020 Annual Meeting, and, accordingly, its nomination of Mr. Benvenuti for election to the Board at the 2020 Annual Meeting and D.C. Capital further agreed, on behalf of itself and its affiliates, including D.C. Capital Partners, L.P., D.C. Capital Advisors, Limited, D.C.R. Partners, L.P., and Douglas L. Dethy, that (i) it will not submit any director nominations, stockholder proposals, and/or other business in connection with the 2020 Annual Meeting, and (ii) it will, subject to the satisfaction of the Voting Conditions (as defined below) as reasonably determined by D.C. Capital, cause all of its shares of the Company’s Common Stock beneficially owned, directly or indirectly, by it and/or its affiliates to be present at the 2020 Annual Meeting for quorum purposes and to be voted thereat on the Company’s proxy card or voting instruction form (A) in favor of the election to the Board of the director nominees recommended for election by the Board and against the removal of any directors whose removal is not recommended by the Board, and (B) against any nominees to serve on the Board that have not been recommended by the Board.

For purposes of the Nomination Withdrawal Agreement, the term “Effective Time” shall be deemed to occur immediately following (i) the Company’s issuance of a press release, substantially in the form previously reviewed by D.C. Capital, announcing the Board’s intention to appoint Mr. Benvenuti to the Board, and (ii) the execution of a non-disclosure agreement between the Company and Mr. Benvenuti (the “NDA”). For purposes of the Nomination Withdrawal Agreement, the term “Voting Conditions” shall mean (i) the Board immediately commences its onboarding process for Mr. Benvenuti, including to provide access to Mr. Benvenuti of all information typically shared with an incoming director during the onboarding process and information reasonably requested by him, but excluding any information to the extent required to preserve the attorney client privilege or attorney work product, and (ii) in the Company’s proxy statement relating to the 2020 Annual Meeting, the Company discloses Mr. Benvenuti as a director to be appointed to the Board on the earlier of (A) immediately following the 2020 Annual Meeting or (B) July 10, 2020, and, subject to the Board’s customary review and confirmation of his independence to serve on the committee, indicating that Mr. Benvenuti will also be appointed to the Board’s Nominating and Corporate Governance Committee.

Pursuant to the Nomination Withdrawal Agreement, the Company agreed that, within ten (10) days of the Effective Time, it will reimburse D.C. Capital for its reasonable and documented fees and expenses incurred in connection with the matters related to the preparation of the Nomination Letter and related correspondence with the Company, D.C. Capital’s engagement with the Company, and the preparation of the Nomination Withdrawal Agreement in an amount not to exceed, in the aggregate, $75,000.

The foregoing description of the Nomination Withdrawal Agreement is qualified in its entirety by reference to the complete text of the Nomination Withdrawal Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Withdrawal of Nomination of Director Candidate by GAMCO Asset Management Inc.

On May 6, 2020, the Company was informed by GAMCO Asset Management Inc. (“GAMCO”) that it had irrevocably withdrawn its notice of nomination dated January 23, 2020, notifying the Company as to GAMCO’s nomination of Walter M. Schenker for election to the Board at the 2020 Annual Meeting, and, accordingly, its nomination of Mr. Schenker for election to the Board at the 2020 Annual Meeting.

Item 8.01	Other Events.

A copy of the press release issued by the Company on May 6, 2020 announcing the Board’s plans to appoint Mr. Benvenuti to the Board immediately following the 2020 Annual Meeting, but no later than July 10, 2020, and the withdrawal by D.C. Capital Partners, L.P. of its nomination of Mr. Benvenuti for election to the Board at the 2020 Annual Meeting is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Nomination Withdrawal Agreement entered into on May 5, 2020 by and between Superior Industries International, Inc. and D.C. Capital Partners, L.P.

99.1	Superior Industries International, Inc. Press Release issued on May 6, 2020.

Important Additional Information And Where To Find It

Superior intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Superior’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPERIOR WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Superior with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Superior’s corporate website at www.supind.com, by writing to Superior’s Corporate Secretary at Superior Industries International, Inc., 26600 Telegraph Road, Suite 400, Southfield, Michigan 48033, or by contacting Superior’s investor relations department at (248) 352-7300.

Certain Participant Information

The following directors and officers of Superior are anticipated to be participants in the solicitation of proxies from Superior’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting and beneficially hold the amount of shares of Superior’s common stock indicated adjacent to his or her name: (i) Superior directors: Timothy C. McQuay (51,827 shares), Majdi B. Abulaban (255,617 shares), Michael R. Bruynesteyn (35,857 shares), Richard J. Giromini (59,279 shares), Paul J. Humphries (34,826 shares), Ransom A. Langford (0 shares), James S. McElya (93,409 shares), Ellen B. Richstone (55,911 shares), and Francisco S. Uranga (49,826 shares); and (ii) Superior officers: Matti M. Masanovich (82,337 shares) and Troy W. Ford (8,922 shares). The business address for each person is c/o Superior Industries International, Inc., 26600 Telegraph Road, Suite 400, Southfield, Michigan 48033. Additional information regarding Superior’s directors, officers, and other participants in the solicitation of proxies from Superior’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in Superior’s proxy statement for the 2020 Annual Meeting, including the schedules and appendices thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 7, 2020	/s/ Matti Masanovich
Matti Masanovich
Executive Vice President and Chief Financial Officer